Exhibit 10.76

AMENDMENT NO. 2 TO THE SECOND
AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

March [•], 2014

The Company (as defined below) desires to approve, as of the Effective Date (as defined below) this Amendment No. 2 (this “Amendment”) to that certain Amended and Restated Securityholders Agreement of 21st Century Oncology Investments, LLC (formerly known as Radiation Therapy Investments, LLC) (the “Company”), dated as of March 25, 2008 (as amended, modified or supplemented from time to time, the “Securityholders Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Securityholders Agreement.

WHEREAS, Section 7.1 of the Securityholders Agreement provides that the Company, the Vestar Majority Holders and the Employee Majority Holders shall have the right to amend or modify the Securityholders Agreement as set forth herein.

NOW, THEREFORE, the Company agrees as follows:

1.                                      Amendments.

(a)                                 Section 2.1(a)(i) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“two managers designated by Vestar V~~, who shall initially be Daniel S. O’Connell and Anil Shrivastava~~;”

(b)                                 Section 2.1(a)(ii) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“one manager designed by Vestar V-A~~, who shall initially be James L. Elrod, Jr.~~;”

(c)                                  Section 2.1(a)(iii) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“one manager designated by Vestar/RTI~~, who shall initially be Erin L. Russell~~ (the managers designated pursuant to Sections 2.1(a)(i) through (iii), collectively, the “Vestar Managers”);”

(d)                                 Section 2.1(a)(iv) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“(A) Dr. Daniel E. Dosoretz (“Dr. Dosoretz”) ~~(whether or not he is a senior officer of RTS)~~ and two managers ~~(each such manager, including Dr. Dosoretz, a “Management Manager”) (initially to be James H. Rubenstein and Howard M. Sheridan[•])~~ designated by Dr. Dosoretz after consultation with Vestar V for so long as Dr. Dosoretz is the Chief Executive Officer of RTS ~~and thereafter, determined by the affirmative vote of holders of a majority of Class A Units held by the Executive Holders (the “Majority Executives”)~~; and (B) the Chief Executive Officer of RTS, Dr. Dosoretz and one manager designated by the affirmative vote of holders of a majority of Class A Units held by the Executive Holders (the “Majority Executives”) after consultation with Vestar V, at such time as Dr. Dosoretz is no longer the Chief Executive Officer of RTS (each such manager designated pursuant to this Section 2.1(a)(iv), a “Management Manager”); provided further, however, the number of Management Managers on the Board shall be reduced to two effective immediately upon the occurrence of any of the following: (x) the Executive Holders collectively hold, directly or indirectly, less than 10% of the outstanding Class A Units of the Company, (y) Dr. Dosoretz exercises his put option pursuant to Section 5.1 of the Dosoretz Unit Subscription Agreement, or (z) for four consecutive quarters, RTS’ EBITDA was at a level less than 90% of the projections provided by management to Vestar V in connection with the transactions contemplated by the Purchase Agreement; provided, further, that a Management Manager (other than Dr. Dosoretz) shall be a senior officer of the Company, except that an Executive Holder who is not an officer of the Company may be designated a Management Manager if such designation is reasonably acceptable to Vestar V; and”

(e)                                  Section 2.1(b) of the Securityholders Agreement is hereby deleted and replaced in its entirety as follows:

“For so long as the Company, Vestar and Vestar’s Affiliates continue to hold in the aggregate, capital stock of Holdings entitled to vote generally in the election of directors representing at least 25% of the total voting power of Holdings then outstanding, the Company shall nominate for election to the board of directors of Holdings each of the individuals then-entitled to be designated to the Company’s Board pursuant to Section 2.1 hereof and such other individuals as may be designated by Vestar (such other individuals, the “Vestar Designees”).  Each Person that is a party hereto (including the Company with respect to voting securities of Holdings) agrees to vote, or cause to be voted, all voting securities of the Company and Holdings over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause such designees to be elected.”

(f)                                   Section 2.1(c) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“If at any time Vestar V notifies the other parties to this Agreement of its desire to remove, with or without cause, any Vestar Manager, any Vestar Designee or any Independent Manager, all such parties (including the Company with respect to voting securities of Holdings) so notified will vote, or cause to be voted, all voting securities of the Company and ~~the Subsidiaries of the Company~~ Holdings over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such manager from the Board and, to the extent permitted by Holdings’ certificate of incorporation and bylaws, the board of directors of Holdings.”

(g)                                  Section 2.1(d) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“If at any time Dr. Dosoretz (to the extent that at such time the Management Manager or Management Managers are designated by Dr. Dosoretz) or the Executive Holders (to the extent the Management Manager or Management Managers are designated by the Majority Executives) notify the other parties to this Agreement of his or their desire to remove, with or without cause, any Management Manager, all such parties (including the Company with respect to voting securities of Holdings) so notified will vote, or cause to be voted, all voting securities of the Company and ~~the Subsidiaries of the Company~~ Holdings over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such manager from the Board and to the extent permitted by Holdings’ certificate of incorporation and bylaws, the board of directors of Holdings.  Each Person that is a party hereto (including the Company with respect to voting securities of Holdings) agrees to vote, or cause to be voted, all voting securities of the Company and Holdings over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the removal of each such manager from the Board and to the extent permitted by Holdings’ certificate of incorporation and bylaws, the board of directors of Holdings.”

(h)                                 Section 2.1(e) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“If at any time a Management Manager (other than Dr. Dosoretz) ~~ceases to be~~ that was employed by the Company, Holdings or any of its Subsidiaries at the time of such Management Manager’s election to the Board and/or board of directors of Holdings ceases to be employed by the Company, Holdings or its Subsidiaries, such Management Manager shall be deemed to have resigned from the Company and Holdings and, unless otherwise reasonably determined by Vestar V and Dr. Dosoretz or the Majority Executives (as applicable), such Management Manager will be promptly removed from the Board and, to the extent permitted by Holdings’ certificate of incorporation and bylaws, the board of directors of Holdings.”

(i)                                     Section 2.1(f) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“If at any time any Vestar Manager, Vestar Designee or any Independent Manager ceases to serve on the Board and the board of ~~managers~~ directors (or similar governing body) of ~~the Company’s Subsidiaries~~ Holdings (whether due to resignation, removal or otherwise), Vestar V shall be entitled to designate a successor manager (provided, that with respect to any successor to an Independent Manager, after consultation with Dr. Dosoretz) to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each Person that is a party hereto (including the Company with respect to voting securities of Holdings) agrees to vote, or cause to be voted, all voting securities of the Company and Holdings ~~and the aforementioned Subsidiaries~~ over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill each such vacancy.”

(j)                                    Section 2.1(g) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“If at any time any Management Manager (other than Dr. Dosoretz) ceases to serve on Board and the board of managers (or similar governing body) of ~~the Company’s Subsidiaries~~ Holdings and its Subsidiaries (whether due to resignation, removal or otherwise), the Chief Executive Officer of RTS or the Majority Executives, as applicable, shall be entitled to designate a successor manager to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above. Each Person that is a party hereto (including the Company with respect to voting securities of Holdings) agrees to vote, or cause to be voted, all voting securities of the Company and Holdings ~~and the aforementioned Subsidiaries~~ over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.”

(k)                                 Section 2.2(b) of the Securityholders Agreement is hereby amended and restated in its entirety as follows (additional text is double underlined and deleted is struck through):

“The provisions of this Article II shall terminate immediately prior to the consummation of an initial Public Offering or an initial Holdings Public Offering; provided that the provisions of this Article II shall remain in effect following an initial Public Offering or an initial Holdings Public Offering with respect to ~~Securityholders who are otherwise (i.e., not due to the formation of a group pursuant to this Agreement) subject to the reporting requirements of Section 16(a) of the Exchange Act,~~ each of Dr. Dosoretz, James H. Rubenstein, Howard M. Sheridan and Alejandro Dosoretz for so long as ~~they remain subject thereto and~~ (A) Vestar holds at least 20% of the fully-diluted voting equity securities of the Company, and (B) the Company, Vestar and Vestar’s Affiliates continue to hold in the aggregate, capital stock of Holdings entitled to vote generally in the election of directors representing at least 25% of the total voting power of Holdings then outstanding, in order to (i) vote in favor of the election of any designees of Vestar V to the Board or the board of directors (or similar governing bodies) of ~~the Company’s Subsidiaries~~ Holdings and any successors thereto and (ii) support any transaction that if consummated would constitute a Sale of the Company that is supported by Vestar V.”

(l)                                     The following definitions are hereby added to Section 9.1 of the Securityholders Agremeent in the appropriate alphabetical order:

“Holdings Common Stock” means common stock of Holdings or any other class or series of authorized capital stock of Holdings which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Holdings.

“Holdings Public Offering” means a sale of Holdings Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act;

provided that a Holdings Public Offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of securities to existing securityholders or employees of Holdings and its Subsidiaries on Form S-4 or Form S-8 (or any successor forms).

2.                                      Effectiveness. This Amendment shall become effective upon (the “Effective Date”) its approval by the Vestar Majority Holders and the Employee Majority Holders.  Upon the effectiveness of this Amendment, each reference in the Securityholders Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Securityholders Agreement shall mean the Securityholders Agreement as amended hereby.

3.                                      Confirmation of Securityholders Agreement.  Except as specifically set forth above, the Securityholders Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.                                      Governing Law.  THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Securityholders Agreement as of the date first above written.

COMPANY:

21ST CENTURY ONCOLOGY INVESTMENTS, LLC

By:
Name:
Title:

VESTAR MAJORITY HOLDERS:

VESTAR CAPITAL PARTNERS V. L.P.

By: Vestar Associates V, L.P.
Its: General Partner

By: Vestar Managers V Ltd
Its: General Partners

By:
Name:
Title:

EMPLOYEE MAJORITY HOLDERS:

Name:

Name: